Exhibit 10.11(u)

FIRST AMENDMENT

TO THE

PERIMETER MASTER NOTE BUSINESS TRUST

TRUST AGREEMENT

THIS FIRST AMENDMENT TO THE PERIMETER MASTER NOTE BUSINESS TRUST TRUST AGREEMENT, dated as of June 11, 2018 (this “Amendment”), is between PERIMETER FUNDING CORPORATION, as Transferor (the “Transferor”), and WILMINGTON TRUST, NATONAL ASSOCIATION, a national banking association, as Owner Trustee (the “Owner Trustee”), and amends that certain Perimeter Master Note Business Trust Trust Agreement, dated as of February 8, 2017 (the “Trust Agreement”) between the Transferor and the Owner Trustee.

RECITALS

WHEREAS, the Transferor has determined that it is appropriate to amend the Trust Agreement as provided herein in accordance with Section 10.01(b) of the Trust Agreement,

NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

SECTION 1.     Amendments to Section 1.01. Section 1.01 of the Trust Agreement is hereby amended by deleting the definitions of “Certificates,” “Class A Certificate,” “Class A Certificateholder” and “Trust Excess Collections” and adding the following definition in the appropriate alphabetical order:

“Certificates” shall mean, unless otherwise indicated, the Trust Certificate, the Transferor Certificates and the Supplemental Certificates.

SECTION 2.     Amendment to Section 3.01. Section 3.01 of the Trust Agreement is hereby deleted in its entirety and the following paragraph inserted as new Section 3.01:

Section 3.01.     Initial Ownership. The Owner, in its capacity as owner of the Trust Certificate, and the Transferor, as the owner of a Transferor Certificate, (i) shall be the sole beneficial owners of the Trust and (ii) shall be bound by the provisions of this Agreement.

SECTION 3.     Amendments to Section 3.02. Section 3.02 of the Trust Agreement is hereby amended by deleting the third sentence in that paragraph in its entirety.

SECTION 4.     Amendments to Section 3.03. Section 3.03 of the Trust Agreement is hereby amended by deleting the first sentence in that paragraph in its entirety and inserting the following sentence in its place:

Concurrently with the initial assignment of the Receivables to the Trust pursuant to the Transfer and Servicing Agreement, the Owner Trustee shall cause (i) a single Trust Certificate to be executed on behalf of the Trust, authenticated and delivered to the Owner and (ii) a single Transferor Certificate to be executed on behalf of the Trust, authenticated and delivered to the Transferor.

SECTION 5.     Amendments to Section 3.04(a). Section 3.04(a) of the Trust Agreement is hereby amended by deleting that Section in its entirety and inserting the following Section in its place:

(a)     Taken together, the Transferor Certificate and Trust Certificate shall represent an undivided beneficial interest in the Trust Assets subject to the lien of the Notes as provided in the Indenture, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Transferor on behalf of all holders of the Transferor Certificates. All amounts payable to the Trust under and pursuant to the Transfer and Servicing Agreement, the Indenture and the Indenture Supplements are to be paid to the holders of the Transferor Certificates.

SECTION 6.     Amendments to Section 3.05(b). Section 3.05(b) of the Trust Agreement is hereby amended by deleting that Section in its entirety and inserting the following Section in its place:

(b) [Reserved].

SECTION 7.     Amendments to Section 3.07. Section 3.07 of the Trust Agreement is hereby amended by deleting that Section in its entirety.

SECTION 8.     Amendments to Exhibits. Exhibit B to the Trust Agreement is hereby deleted in its entirety and Schedule 1 attached hereto inserted in its place. Exhibit C and Exhibit D to the Trust Agreement are hereby deleted in their entirety. Within two (2) Business Days of the date of this Amendment, the Transferor shall deliver to the Owner Trustee for exchange the Transferor Certificate issued to the Transferor pursuant to the Trust Agreement. The Transferor directs the Owner Trustee to cancel such Transferor Certificate once received and execute and deliver a Transferor Certificate in the form of attached hereto.

SECTION 9.     Cancellation of Class A Certificate. The Transferor hereby directs the Owner Trustee to cancel the Class A Certificate issued to TSO-Fortiva Certificate Holdco LP and assigned to the Transferor pursuant to the Certificate Assignment Agreement dated as of the date hereof between the Transferor and TSO-Fortiva Certificate Holdco LP and herewith delivers such Class A Certificate for cancellation.

SECTION 10.     Trust Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Trust Agreement shall remain in full force and effect. All references to the Trust Agreement in any other document or instrument among the parties hereto shall be deemed to mean such Trust Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Trust Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Trust Agreement, as amended by this Amendment, as though the terms and obligations of the Trust Agreement were set forth herein.

SECTION 11.     Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

SECTION 12.     Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Trust Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PERIMETER FUNDING CORPORATION,

as Transferor

By: /s/ William R. McCamey

Name: William R. McCamey
Title: President

WILMINGTON TRUST, NATIONAL

ASSOCIATION

as Owner Trustee

By:/s/ Roseline K. Maney
Name: Roseline K. Maney
Title: Administrative Vice President

[Signature Page to the First Amendment to

the Trust Agreement]

ACKNOWLEDGMENT AND CONSENT:

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity, but solely as

Indenture Trustee

By: /s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh
Title: Vice President

TSO-FORTIVA NOTES HOLDCO LP,

as Agent and Holder of 100% of the Series 2017-One Class A Notes

By: TowerBrook TSO GP (Alberta), L.P.,

its General Partner

By: TowerBrook Investors, Ltd.,

its General Partner

By: /s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Attorney-in-Fact

CCFC CORP.,

as Holder of 100% of the Series 2017-One Class B Notes

By: /s/ Mitch Saunders
Name: Mitch Saunders
Title: Treasurer

[Acknowledgement and Consent

to the First Amendment to the Trust Agreement]

Schedule 1

EXHIBIT B

PERIMETER MASTER NOTE BUSINESS TRUST

FORM OF TRANSFEROR CERTIFICATE